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                                                                EXHIBIT NO. 23.2


               1177 Avenue of the Americas      Telephone 212-596-7000
               New York, NY 10036               Facsimile 212-596-8910


Price Waterhouse LLP                                            (LOGO)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of The Chase Manhattan Corporation of our report dated January 17, 1995 appearing on page 50 of The Chase Manhattan Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP
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    PRICE WATERHOUSE LLP
    New York, New York
    October 31, 1995